SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CHOICEPOINT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ChoicePoint Inc.

1000 Alderman Drive
Alpharetta, Georgia 30005

March 21, 2003

Dear Shareholders,

      You are cordially invited to attend the 2003 annual meeting of shareholders of ChoicePoint Inc., which will be held at ChoicePoint’s principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia, on Tuesday, April 29, 2003 at 11:00 a.m., local time.

      Information concerning the meeting, the nominees for the Board of Directors and other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.

      It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured and for your vote to be counted. Please return your signed proxy promptly, whether or not you plan to attend the meeting. You may also vote by telephone or via the Internet by following the instructions on your proxy card. Your vote is very important to ChoicePoint.

      We are very proud of our accomplishments this past year that not only maintained our momentum but also better positioned ChoicePoint for the future. On behalf of the officers and directors of ChoicePoint, we wish to thank you for your continuing confidence in ChoicePoint.

DEREK V. SMITH
Chairman and Chief Executive Officer

Alpharetta, Georgia

March 21, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE BY TELEPHONE OR BY THE INTERNET.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
CORPORATE GOVERNANCE
PROPOSAL NO. 1 -- ELECTION OF CHOICEPOINT DIRECTORS
CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHOICEPOINT EXECUTIVE COMPENSATION
Summary Compensation Table
EQUITY COMPENSATION PLAN INFORMATION
MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CHOICEPOINT STOCK PERFORMANCE GRAPH
PROPOSAL NO. 2 -- APPROVAL OF THE CHOICEPOINT INC. 2003 OMNIBUS INCENTIVE PLAN
REPORT OF AUDIT COMMITTEE
PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
PROVISIONS RELATING TO LONG-TERM INCENTIVES (SECTIONS 4-15)
PROVISIONS RELATING TO ANNUAL INCENTIVE AWARDS (SECTIONS 16-19)
GENERAL PROVISIONS

CHOICEPOINT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 29, 2003

       NOTICE IS HEREBY GIVEN that ChoicePoint Inc. will hold the annual meeting of its shareholders on Tuesday, April 29, 2003 at 11:00 a.m. local time, for the following purposes:

(1) To elect four directors for terms expiring in 2006;

(2) To approve the ChoicePoint Inc. 2003 Omnibus Incentive Plan;

(3) To ratify the appointment of independent public accountants; and

(4) To transact any other business properly brought before the annual meeting or any adjournment or postponement thereof.

      The board of directors is not currently aware of any other matters that will come before the annual meeting. Only ChoicePoint shareholders of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

      Regardless of whether you plan to attend the annual meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy in the accompanying envelope, or by voting by telephone or via the Internet as instructed on your proxy card.

By Order of the Board of Directors,

J. MICHAEL DE JANES
Corporate Secretary

Alpharetta, Georgia

March 21, 2003

CHOICEPOINT INC.

1000 Alderman Drive
Alpharetta, Georgia 30005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held April 29, 2003

       The 2003 Annual Meeting of Shareholders of ChoicePoint Inc. (“ChoicePoint” or the “Company”) will be held on April 29, 2003, at ChoicePoint’s corporate headquarters, located at 1000 Alderman Drive, Alpharetta, Georgia 30005, beginning promptly at 11:00 a.m., local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about March 21, 2003.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

      You are receiving this proxy statement and proxy card because you own shares of common stock in ChoicePoint Inc. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you vote you appoint Derek V. Smith, Douglas C. Curling and J. Michael de Janes as your representatives at the annual meeting. Messrs. Smith, Curling and de Janes will vote your shares, as you have instructed them on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to vote in advance of the annual meeting in case your plans change.

      If an issue comes up for vote at the annual meeting that is not on the proxy card, Messrs. Smith, Curling and de Janes will vote your shares, under your proxy, in accordance with their best judgment.

What am I voting on?

      You are being asked to vote on (1) the election of four directors; (2) the approval of the ChoicePoint Inc. 2003 Omnibus Incentive Plan and (3) the ratification of the appointment of Deloitte & Touche LLP as independent public accountants. No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

      Shareholders as of the close of business on March 10, 2003 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

How do I vote?

      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.

      You may vote by telephone. You do this by calling the toll-free telephone number on your proxy card or vote instruction form on a touch-tone phone. Be sure to have your proxy card or vote instruction form available to enter your control number. If you hold your shares in the name of a bank or broker, your ability to vote by telephone depends on their voting processes. Please follow the directions on your proxy card carefully.

      You may vote by the Internet.  You do this by visiting the Internet site at
HTTP://WWW.VOTEFAST.COM. If you hold your shares in the name of a bank or broker, your ability to vote by the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

      You may also vote in person at the annual meeting. Written ballots will be available to anyone who wants to vote at the annual meeting. If you hold your shares in “street name” (through a broker or other nominee, such as a bank), you must request a legal proxy from your stockbroker in order to vote at the annual meeting.

How many shares represented do you need to hold the annual meeting?

      As of March 10, 2003, 86,685,810 shares of common stock were issued and outstanding. Holders of a majority of the outstanding shares as of the record date, equal to 43,342,906 shares, must be present at the annual meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice to our corporate secretary at 1000 Alderman Drive, Alpharetta, Georgia 30005;

•	signing another proxy with a later date; or

•	voting again at the annual meeting.

How may I vote for the nominees for election of director?

      With respect to the election of nominees for director, you may:

•	vote FOR the election of the four nominees for director;

•	WITHHOLD AUTHORITY to vote for the four nominees; or

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee or nominees.

How many votes must the nominees for election of director receive to be elected?

      If a quorum is present at the meeting, the four nominees receiving the greatest number of affirmative votes, known as a plurality, will be elected to serve as directors. Shares that are not voted and shares whose votes are withheld will not affect the outcome of the election for directors. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

What happens if a nominee is unable to stand for election?

      The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

How may I vote for approval of the ChoicePoint Inc. 2003 Omnibus Incentive Plan?

      With respect to the proposal to approve the ChoicePoint Inc. 2003 Omnibus Incentive Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

How many votes must the approval of the ChoicePoint Inc. 2003 Omnibus Incentive Plan receive to pass?

      If a quorum is present at the annual meeting, the approval of the ChoicePoint Inc. 2003 Omnibus Incentive Plan must receive the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

How may I vote for the ratification of the appointment of the independent public accountants?

      With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as ChoicePoint’s independent public accountants for fiscal year 2003, you may:

•	vote FOR ratification;

•	vote AGAINST ratification; or

•	ABSTAIN from voting on the proposal.

How many votes must the ratification of the appointment of the independent public accountants receive to pass?

      If a quorum is present at the annual meeting, the ratification of the appointment of the independent public accountants must receive the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the four named director nominees, FOR the approval of the ChoicePoint Inc. 2003 Omnibus Incentive Plan and FOR the ratification of the appointment of the independent public accountants. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

Will my shares be voted if I do not sign and return my proxy card?

      If your shares are held in “street name,” your brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of independent public accountants. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting.

      A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters.

These “broker non-votes” are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for or against a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote. You are not being asked to vote on any non-routine matters at the annual meeting.

Where do I find the voting results of the meeting?

      We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2003. The report will be filed with the Securities and Exchange Commission, and you will be able to get a copy by contacting our corporate secretary at (770) 752-6000, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through our web site at www.choicepoint.com or the SEC’s EDGAR system at www.sec.gov.

CORPORATE GOVERNANCE

      The ChoicePoint board of directors represents the shareholders’ interests in achieving a successful business and increasing shareholder value in long-term financial returns. The Company has reviewed its governance policies and practices, along with proposed listing standards of the New York Stock Exchange and proposed and recently enacted legislation. The board has always been committed to the highest level of corporate governance and has voluntarily implemented a number of best practices in anticipation of complying with the pending adoption of these rules.

      The board of directors is comprised of a majority of independent directors as contemplated by the New York Stock Exchange proposed listing standards. In July 2002, the board of directors created the position of lead director, whose primary responsibility is to preside over the regular executive sessions of the board of directors in which management directors and other members of management do not participate. The non-management directors elected Thomas M. Coughlin as lead director to preside in the executive sessions.

      The ChoicePoint Corporate Governance Guidelines incorporate the practices and policies under which the board has operated, including the requirement that a substantial majority of directors be outside, independent directors and that the audit committee, management compensation and benefits committee and the corporate governance and nominating committee be comprised entirely of independent directors. Principal topics addressed by the Corporate Governance Guidelines include:

Board composition, including board size, independence of directors, number of independent directors, lead director position and succession planning;

Board functions, including executive sessions of non-employee directors, length of board service, access to management, board retirement and management development and succession planning; and

Board committees, including responsibilities for each committee, nomination and selection of directors, director compensation, board assessment, chief executive officer evaluation and retention of independent advisors.

      The corporate governance and nominating committee will periodically review and amend the Corporate Governance Guidelines as needed. A copy of the Corporate Governance Guidelines and charters for the audit committee, management compensation and benefits committee and corporate governance and nominating committee may be found on the Company’s web site at www.choicepoint.com.

PROPOSAL NO. 1 — ELECTION OF CHOICEPOINT DIRECTORS

      The ChoicePoint board of directors has currently fixed the number of ChoicePoint directors at ten. The ChoicePoint board of directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of Douglas C. Curling, James M. Denny, Kenneth G. Langone and Charles I. Story will expire at the ChoicePoint annual meeting.

      The corporate governance and nominating committee has nominated Messrs. Curling, Denny, Langone and Story to stand for reelection at the ChoicePoint annual meeting.

      Each nominee is currently a director of ChoicePoint and has consented to continue to serve as a director if reelected. If elected, the nominees listed below will serve for the terms indicated or until their successors are elected and have qualified. If any nominee for director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.

      Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2004 and 2005.

Nominees for Terms Expiring in 2006

      Douglas C. Curling, 48, has served as a director of ChoicePoint since May 2000. He has served as President since April 2002 and as Chief Operating Officer of the Company since May 1999. He served as Chief Operating Officer and Treasurer from May 1999 to May 2000 and served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from the spin-off in 1997 until May 1999.

      James M. Denny, 70, has served as a director of ChoicePoint since June 1997. From September 1995 to December 2000, Mr. Denny was Senior Advisor to William Blair Capital Partners, L.L.C., a private equity investment company. He served as Vice Chairman of Sears, Roebuck & Co. from 1992 until his retirement in 1995. He also serves as a director of GATX Corporation, a diversified financial services company, and as Chairman of the Board of Gilead Sciences, Inc., a bio-pharmaceutical company.

      Kenneth G. Langone, 67, has served as a director of ChoicePoint since May 2000. Mr. Langone has served as Chairman, President and Chief Executive Officer of Invemed Associates LLC, an investment banking and brokerage firm, since 1974. He also serves as a director of The Home Depot, Inc., The New York Stock Exchange, Inc., General Electric Company, Unifi, Inc., a producer of textile yarns, YUM! Brands, Inc., a food services company, and several private corporations.

      Charles I. Story, 48, has served as a director of ChoicePoint since June 1997. Mr. Story has been President, Chief Executive Officer and a director of INROADS, Inc., an international non-profit training and development organization, since January 1993. He also serves as a director of Briggs & Stratton Corporation and as an advisory director to AmSouth Bank.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REELECTION OF MESSRS. CURLING, DENNY, LANGONE AND STORY AS DIRECTORS TO HOLD OFFICE UNTIL THE 2006 MEETING OF SHAREHOLDERS, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

Incumbent Directors Whose Terms Will Expire in 2004

      Thomas M. Coughlin, 53, has served as a director of ChoicePoint since January 2001. Mr. Coughlin has served as President and Chief Executive Officer of Wal-Mart Stores & Supercenters U.S.A. since 1998 and served as Chief Operating Officer from 1995 to 1998. Since joining Wal-Mart in 1978, he has served in a variety of positions including Vice President of Loss Prevention, Vice President of Human Resources, Executive Vice President of Sam’s Operations, Executive Vice President of Specialty Groups and Executive Vice President and Chief Operating Officer of Wal-Mart Store Operations.

      Bonnie G. Hill, 61, has served as a director of ChoicePoint since May 2001. Ms. Hill has served as President of B. Hill Enterprises LLC, a corporate governance consulting firm, since July 2001. She served as President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001 and as Senior Vice President, Communications and Public Affairs, of The Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce of the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, a steel producer, Hershey Foods Corporation, The Home Depot, Inc., Albertson’s Inc., a retail food and drug chain, and National Grid Group plc., an energy holding company.

      Derek V. Smith, 48, is the Chairman and Chief Executive Officer of the Company. Mr. Smith has served as Chairman of the Board since May 1999 and as Chief Executive Officer and a director of the Company since May 1997. He served as President of the Company from May 1997 until April 2002. He also serves as a director of The Stanley Works, a producer of tools and door products.

Incumbent Directors Whose Terms Will Expire in 2005

      Dr. John J. Hamre, 52, has served as a director of ChoicePoint since May 2002. Dr. Hamre has served as President and Chief Executive Officer of the Center for Strategic and International Studies, a

non-partisan, non-profit research institute, since January 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 until 1999 and as Comptroller under the Secretary of Defense from 1993 to 1997. Dr. Hamre received his Ph.D., with distinction, in 1978 from the School of Advanced International Studies, John Hopkins University. He serves as a director of ITT Industries, Inc., a manufacturer of engineering products, and as an advisory board member for several organizations.

      Bernard Marcus, 73, has served as a director of ChoicePoint since May 2000. Mr. Marcus is a co-founder and Director Emeritus of The Home Depot, Inc. and served as Chairman of the Board from its inception in 1978 until December 31, 2001. He also served as Home Depot’s Chief Executive Officer from 1978 to 1997. Mr. Marcus also serves as a director of the National Foundation for the Centers for Disease Control and Prevention and is Chairman of The Marcus Institute, which provides support services for persons with developmental disabilities and their families.

      Terrence Murray, 63, has served as a director of ChoicePoint since May 2002. He served as Chairman of the Board of FleetBoston Financial Corporation from 2001 to 2002 and served as Chairman, President and CEO from 1982 through 2001, except in 1988 he served only as President and from 2000 to 2001 when he served as Chairman and CEO. He serves as a director of FleetBoston Financial Corporation, A. T. Cross Company, a producer of writing instruments, Allmerica Financial Corporation, a financial services company, CVS Corporation, a retail drugstore chain, and Air Products and Chemicals, Inc., a gas and chemicals company.

Board Meetings and Committees

      The board of directors of ChoicePoint met four times during 2002. The board of directors has established several standing committees, which met at various intervals as indicated below. All directors attended at least 75% of the meetings of the board of directors and the various committees of which they were members.

Executive Committee

      The members of the executive committee are Messrs. Smith (Chairman), Coughlin, Denny, Marcus and Murray. The executive committee did not meet, but took action by written consent once during 2002. This committee, in general, is authorized to exercise the powers of the board of directors in the management of all of the affairs of ChoicePoint during the intervals between board of directors meetings, subject to the board of directors’ direction.

Management Compensation and Benefits Committee

      The members of the management compensation and benefits committee, referred to as the “compensation committee,” are Mr. Langone (Chairman), Dr. Hamre and Ms. Hill. The compensation committee met twice during 2002. This committee is responsible for all decisions regarding compensation of the chief executive officer and named executive officers and incentive compensation awards for ChoicePoint’s executive officers. The compensation committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans, including the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan, referred to as the “stock incentive plan.”

Audit Committee

      The members of the audit committee are Messrs. Denny (Chairman), Coughlin and Story. The audit committee met six times during 2002. This committee is responsible for reviewing and recommending to the board of directors the engagement or discharge of independent auditors, reviewing with independent auditors the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint’s internal audit department, reviewing the adequacy of ChoicePoint’s system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and any other matters the audit committee deems appropriate.

Privacy Committee

      The members of the privacy committee are Ms. Hill (Chairman) and Mr. Curling and Dr. Hamre. The privacy committee met twice in 2002. This committee is responsible for reviewing and monitoring legislation and recommending policies to the board of directors as to privacy matters affecting ChoicePoint.

Corporate Governance and Nominating Committee

      The members of the corporate governance and nominating committee are Messrs. Langone (Chairman), Coughlin and Murray, and Ms. Hill. The corporate governance and nominating committee was created in January 2002 and met once during 2002. This committee is responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the board of directors and reviewing director compensation.

Director Compensation

      Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for services as a director or as a member of a committee of the board of directors. Each director who is not a salaried officer or employee of ChoicePoint is compensated as follows. The chairman of the board of directors is paid an annual fee of $40,000 for his services and an additional fee of $2,500 for attendance at each meeting of the board of directors or a committee thereof. In 2002, each other ChoicePoint non-employee director was paid an annual fee of $32,000 for services as a director, an additional fee of $1,000 for attendance at each meeting of the board of directors, and $1,000 (or $2,500 if designated as chairman) for attendance at each committee meeting. Derek V. Smith became Chairman of the board of directors in May 1999 and Doug C. Curling, President and Chief Operating Officer, became a member of the board of directors in 2000 and, because they are salaried officers of ChoicePoint, do not receive this compensation.

      In addition, upon initial election to the board of directors, each ChoicePoint non-employee director receives a one-time grant of restricted ChoicePoint common stock with a market value of $25,000, which vests after 36 months or upon death or retirement from the board of directors, whichever occurs first. ChoicePoint non-employee directors also receive annual stock option awards of 5,000 shares of ChoicePoint common stock and the chairman of the board of directors receives annual stock option awards of 7,500 shares. However, Messrs. Smith and Curling do not receive these awards because they are salaried employees of ChoicePoint. The stock option awards vest after 24 months or upon the director’s earlier death or retirement from the board of directors. Restricted stock and stock option awards are issued under the ChoicePoint stock incentive plan.

      ChoicePoint non-employee directors are eligible for participation in ChoicePoint’s deferred compensation plan, pursuant to which each ChoicePoint non-employee director may elect to defer up to 100% of earned director compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on ChoicePoint common stock (“common share equivalents”), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents.

CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table reflects information, as of February 28, 2003, with respect to the beneficial ownership of the outstanding ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) of the Exchange Act, (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows, (3) each director and director nominee of ChoicePoint, and (4) all of the directors, director nominees and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of ChoicePoint common stock as of February 28, 2003 was 86,660,477. Share amounts have been adjusted to reflect the two-for-one stock split that was effective November 24, 1999, the three-for-two stock split that was effective March 7, 2001 and the four-for-three stock split that was effective June 6, 2002.

	Number of	Percent of
Name and Address	Shares(1)	Class

Baron Capital Group, Inc.	9,483,322(2)	11.0%
BAMCO, Inc.
Baron Capital Management
Baron Asset Fund
Ronald Baron
767 Fifth Avenue
New York, NY 10153
FMR Corp.	8,994,806(3)	10.5
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	4,440,008(4)	5.1
100 East Pratt Street
Baltimore, MD 21202
Thomas M. Coughlin	897	*
Douglas C. Curling	722,094(5)	*
J. Michael de Janes	252,233(6)	*
James M. Denny	32,912	*
John J. Hamre	584	*
Bonnie G. Hill	1,817	*
Kenneth G. Langone	1,950,494(7)	2.2
David T. Lee	556,340	*
Bernard Marcus	127,789	*
Terrence Murray	584	*
Derek V. Smith	2,958,417(8)	3.3
Charles I. Story	32,912	*
Steven W. Surbaugh	31,863(9)	*
All Executive Officers, Directors, and Nominees as a Group (14 persons)	6,822,613	7.5

*	Represents beneficial ownership of less than 1% of the outstanding ChoicePoint common stock.

(1)	Includes shares issuable pursuant to stock options exercisable on February 28, 2003, or within 60 days thereafter, as follows: Mr. Curling — 526,998 shares; Mr. de Janes — 212,734 shares; Mr. Denny — 30,000 shares; Mr. Langone — 216,000 shares; Mr. Lee — 448,054 shares; Mr. Marcus — 58,500 shares; Mr. Smith — 2,480,294 shares; Mr. Story — 30,000 shares and other executive officers — 142,610 shares.

(2)	This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2003 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Baron Asset Fund and Ronald Baron. According to the Schedule 13G/A, Baron Capital Group, Inc. has sole voting power and sole dispositive power covering 780,000 shares and shared voting and shared dispositive power covering 8,703,322 shares. BAMCO, Inc. has shared voting power and shared dispositive power covering 7,528,000 shares. Baron Capital Management has sole voting power and sole dispositive power covering 780,000 shares and shared voting power and shared dispositive power covering 1,175,322 shares. Ronald Baron has sole voting power and sole dispositive power covering 780,000 shares and shared voting power and shared dispositive power covering 8,703,322 shares.

(3)	This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2003. According to the Schedule 13G/A, FMR Corp. has sole voting power covering 408,158 shares and sole dispositive power covering 8,994,806 shares, Edward C. Johnson 3d has sole dispositive power covering 8,994,806 shares, and Abigail P. Johnson has sole dispositive power covering 8,994,806 shares.

(4)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003. According to the Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power covering 815,388 shares and sole dispositive power covering 4,440,008 shares.

(5)	Includes 5,000 shares held in a trust, 800 shares held in a custodial account for a minor son, 800 shares held in a custodial account for a minor daughter and 933 shares held in a custodial account for a minor son. Excludes 50,000 shares of restricted stock granted under the stock incentive plan, the receipt of which the officer has elected to defer under the ChoicePoint Inc. Deferred Compensation Plan No. 2, and 25,000 deferred shares issued under the stock incentive plan.

(6)	Includes 100 shares owned by his wife.

(7)	Includes 971,533 shares owned by Invemed Securities, Inc. and 209 shares owned by his wife. Mr. Langone is Chairman of Invemed Securities, Inc.

(8)	Includes 400 shares owned by his wife and 37,917 shares held in a trust. Excludes 100,000 shares of restricted stock granted under the stock incentive plan, the receipt of which the officer has elected to defer under the ChoicePoint Deferred Compensation Plan No. 2, and 50,000 deferred shares issued under the stock incentive plan.

(9)	Includes 13,333 shares owned by his wife.

CHOICEPOINT EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, the compensation awarded to, earned by or paid to ChoicePoint’s chief executive officer and the four other most highly compensated executive officers of ChoicePoint, referred to as the “named executive officers” in all capacities in which they served during such fiscal years.

Summary Compensation Table

					Long-Term Compensation

		Annual			Awards
		Compensation					Payouts
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(#)(4)	Payouts	Compensation(5)

Derek V. Smith	2002	$951,434	$1,950,000	$170,710	$972,000	733,332	$3,410,438	$979,641
Chairman	2001	817,306	1,500,000	—	5,509,969	500,000	—	1,021,692
& CEO	2000	637,884	1,600,000	—	—	300,000	—	723,689
Douglas C. Curling	2002	545,764	950,000	56,135	486,000	366,665	1,637,010	325,678
President & Chief	2001	465,383	725,000	—	2,754,984	250,000	—	332,470
Operating Officer	2000	370,007	780,000	—	—	150,000	—	266,187
David T. Lee	2002	296,519	350,000	—	—	86,664	477,461	95,438
Executive Vice	2001	252,499	275,000	—	429,000	70,000	—	114,458
President	2000	216,542	300,000	—	—	70,000	—	99,914
Steven W. Surbaugh	2002	206,539	300,000	—	1,141,200	200,000	—	15,442
Chief Financial	2001	—	—	—	—	—	—	—
Officer	2000	—	—	—	—	—	—	—
J. Michael de Janes	2002	240,477	142,500	—	—	43,331	272,835	31,842
General Counsel	2001	212,498	150,000	—	214,500	25,000	—	34,614
& Secretary	2000	181,524	147,500	—	—	25,000	—	28,584

(1)	Represents an annual cash incentive award earned upon achievement of specified performance measurements and determined as a percentage of salary.

(2)	For 2002, these amounts include: for Mr. Smith, $94,506 and Mr. Curling, $36,292 in financial planning and tax preparation fees.

(3)	ChoicePoint granted restricted stock during 2002 and 2001 to a selected group of key officers to assure the key officers are retained through various dates ending April 2007. In 2001, Messrs. Smith and Curling were granted the right to receive long-term cash awards, subject to achieving certain performance goals. These awards, if earned, would be based on a predetermined value that equals 75% of the market value on the vesting date of the restricted share grant of the same date. In 2002, these executive officers elected that 95% of these awards be delivered in shares of ChoicePoint common stock rather than in cash, subject to achieving the original performance vesting goals, and that their distribution be deferred to a date subsequent to the termination of their respective employment. These deferred shares are reflected as granted in 2001 in this table. The remaining 5% of these awards, subject to achieving the original performance vesting goals, will be paid in cash. In the event that any dividends are paid with respect to the ChoicePoint common stock in the future, dividends will be paid on the shares of restricted or deferred ChoicePoint common stock at the same rate. The value of restricted stock awards and deferred shares shown in the table is as of the dates of grant. As of December 31, 2002, the total number of restricted stock awards and deferred shares outstanding and related fair market value were as follows: Mr. Smith — 199,000 shares ($7,710,423); Mr. Curling — 99,500 shares ($3,855,211); Mr. Lee — 13,333 shares ($526,520); Mr. Surbaugh — 26,666 shares ($1,053,040); and Mr. de Janes — 6,666 shares ($263,240).

(4)	Share amounts have been adjusted to reflect the three-for-two stock split that was effective March 7, 2001 and the four-for-three stock split that was effective June 6, 2002.

(5)	For 2002, these amounts include: for Mr. Smith, $19,330 contributions under the ChoicePoint Inc. 401(k) profit sharing plan, referred to as the “401(k) Plan,” $939,533 accrued under ChoicePoint’s deferred compensation plan, referred to as the “DCP,” $17,574 in term life insurance premiums, referred to as the “Life Premiums,” and $3,204 for employer contributions for the salaried employee health-related benefit plan, referred to as the “Health Plan Contributions,” for Mr. Curling, $19,330 in contributions under the 401(k) Plan, $292,704 accrued under the DCP, $10,440 in Life Premiums, and $3,204 in Health Plan Contributions; for Mr. Lee, $19,330 in contributions under the 401(k) Plan, $67,880 accrued under the DCP, $5,024 in Life Premiums, and $3,204 in Health Plan Contributions; for Mr. Surbaugh, $4,912 in contributions under the 401(k) Plan, $2,545 accrued under the DCP, $5,890 in Life Premiums, and $2,095 in Health Plan Contributions; and for Mr. de Janes, $19,330 in contributions under the 401(k) Plan, $5,863 under the DCP, $4,540 in Life Premiums, and $2,109 in Health Plan Contributions.

Stock Options

      The following table sets forth information concerning the grants to the named executive officers of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

	Number of
	Shares of	Percent of			Potential Realizable Value
	Common	Total			at Assumed Rates of Stock
	Stock	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(1)(2)	2002	Share	Date	5%(3)	10%(3)

Derek V. Smith	166,666	5.47	$38.8200	1/30/2012	$4,068,932	$10,311,472
	166,666	5.47	38.8200	1/30/2012	4,068,932	10,311,472
	400,000	13.13	42.7950	4/25/2012	10,765,418	27,281,683
Douglas C. Curling	83,333	2.74	38.8200	1/30/2012	2,034,466	5,155,736
	83,332	2.74	38.8200	1/30/2012	2,034,442	5,155,674
	200,000	6.57	42.7950	4/25/2012	5,382,709	13,640,842
David T. Lee	16,666	0.55	38.8200	1/30/2012	406,879	1,031,110
	16,666	0.55	38.8200	1/30/2012	406,879	1,031,110
	13,332	0.44	38.8200	1/30/2012	325,483	824,839
	40,000	1.31	41.1000	4/29/2012	1,033,903	2,620,113
Steven W. Surbaugh	200,000	6.57	41.1000	4/29/2012	5,169,514	13,100,563
J. Michael de Janes	8,333	0.27	38.8200	1/30/2012	203,439	515,555
	8,332	0.27	38.8200	1/30/2012	203,415	515,493
	6,666	0.22	38.8200	1/30/2012	162,742	412,419
	20,000	0.66	38.1400	12/19/2012	479,721	1,215,707

(1)	All options were granted pursuant to the stock incentive plan. Share amounts have been adjusted to reflect the four-for-three stock split effective June 6, 2002.

(2)	The number of options includes non-qualified, performance based options to purchase the following number of shares of ChoicePoint common stock: (1) 166,666 shares for Mr. Smith, 83,333 shares for Mr. Curling, 16,666 shares for Mr. Lee, and 8,333 shares for Mr. de Janes that will vest 100% on the seventh anniversary of the grant, subject to accelerated vesting based on achieving certain performance criteria within three years of the grant date and (2) 13,332 shares for Mr. Lee and 6,666 shares for Mr. de Janes that will vest one year from grant date based on achieving certain performance criteria and will be canceled if such performance criteria are not met within that time period. The number also includes options to purchase the following number of shares of ChoicePoint common stock: (a) 400,000 for Mr. Smith and 200,000 for Mr. Curling that vest 100% on the fifth anniversary of the date of grant, (b) 200,000 for Mr. Surbaugh that vest ratably on the third, fourth and fifth anniversary of the date of grant and (c) 166,666 for Mr. Smith, 83,332 for Mr. Curling, 16,666 and 40,000 for Mr. Lee and 8,332 and 20,000 for Mr. de Janes that vest 100% on the third anniversary of the date of grant.

(3)	These amounts represent assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the ChoicePoint common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End

Option Values

      The following table sets forth information, with respect to each named executive officer, concerning any exercise of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 2002 and the fiscal year-end value of outstanding unexercised options to purchase ChoicePoint common stock held at December 31, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal Year-		In-the-Money Options at
	Shares		End(#)(1)		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise(#)(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Derek V. Smith	212,284	$7,423,013	2,040,294	1,423,330	$55,486,865	$14,838,905
Douglas C. Curling	332,396	$9,583,668	526,998	491,663	$11,290,464	$1,797,889
David T. Lee	45,096	$1,711,339	406,388	156,662	$11,221,729	$975,538
Steven W. Surbaugh	—	$—	—	200,000	$—	$—
J. Michael de Janes	32,388	$1,258,714	212,734	55,829	$5,836,428	$211,230

(1)	Share amounts have been adjusted to reflect the three-for-two stock split effective March 7, 2001 and the four-for-three stock split effective June 6, 2002.

(2)	The value of unexercised options equals the fair market value per share of ChoicePoint common stock as of December 31, 2002, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the ChoicePoint common stock on the New York Stock Exchange on December 31, 2002 was $39.49 per share.

Employment Agreements and Change-in-Control Arrangements

      ChoicePoint currently has in effect employment agreements with Messrs. Smith, Curling, Lee, Surbaugh and de Janes. The employment agreements set forth minimum base salary amounts and provide for participation in ChoicePoint’s employee and executive benefit plans and certain perquisites. The employment agreements vary in duration, but all provide for automatic extensions if not otherwise terminated. The employment agreements may be terminated by either ChoicePoint or by the executive. The employment agreements provide that, under specified circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination.

      The employment agreements also contain provisions for severance pay and specified benefits upon the occurrence of a “change in control” of ChoicePoint. A “change in control” is defined by the employment agreements to mean: (1) a merger, consolidation or other reorganization of ChoicePoint that results in the shareholders of ChoicePoint holding less than a majority of the voting power of the resulting entity after such a transaction; (2) a sale or transfer of all or substantially all of ChoicePoint’s assets to an entity in which the shareholders of ChoicePoint hold less than a majority of the voting power of such entity immediately following such sale or transfer; (3) the filing of a report with the Securities and Exchange Commission pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of ChoicePoint’s voting power; (4) disclosure by ChoicePoint, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange

Act) has occurred or may occur pursuant to a then-existing agreement; or (5) in specified circumstances, the failure to reelect a majority of the members of ChoicePoint’s board of directors. In the event that the executive’s employment is terminated under conditions within five years, and in the case of Mr. Surbaugh within seven years, after the date of a change in control, then the executive is entitled to severance pay and other benefits. The amount of the severance payment is based upon the executive’s annual compensation, with specified components of such compensation multiplied by a factor ranging from two to three times.

Compensation Committee Interlocks and Insider Participation

      The compensation committee consists of Mr. Langone (Chairman) and Dr. Hamre and Ms. Hill. None of the members of the compensation committee is a former or current officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers currently serve on the compensation committee or board of directors of any other company of which any member of the Company’s compensation committee or board of directors is an executive officer.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about our common stock as of December 31, 2002, that may be issued upon exercise of options, warrants and rights under the stock incentive plan, the ChoicePoint Inc. Deferred Compensation Plan and the ChoicePoint Inc. Deferred Compensation Plan No. 2 (the only stock compensation plans of the company).

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,259,577	$21.44	3,028,139
Equity compensation plans not approved by security holders	(1)		(1)

Total	12,259,577		3,028,139

(1)	As described below, participants in these deferred compensation plans will receive shares of ChoicePoint common stock with respect to compensation that has been deferred under the plan. The number of shares distributed will be based on the value of the amounts deferred. The shares distributed will be treasury shares held by ChoicePoint or will be acquired by ChoicePoint through open market purchases, and, therefore no new shares will be issued under these plans.

ChoicePoint Inc. Deferred Compensation Plan

      The ChoicePoint Inc. Deferred Compensation Plan (the “DCP plan”) allows certain management employees and non-employee directors to defer receipt of a portion of some or all of their compensation payable by the Company. Under certain circumstances, the Company makes contributions to the employee participants’ accounts. In general, these company contributions will be distributed in shares of ChoicePoint common stock. The number of shares to be distributed with respect to those company contributions is equal to the number of shares that could have been obtained with the company contribution on the date of the contribution, based on the market value of the stock on that date. Other deferred amounts are credited with the gains or losses based upon different investment alternatives available under the DCP plan. A participant generally is immediately vested in his or her contributions, while company contributions may vest immediately or over time. Distributions generally are made upon termination of employment, death, reaching a specified age or as otherwise provided for by the DCP plan administrator. Distributions are payable in annual installments for a period not exceeding 20 years or a single lump sum payment. The shares distributed under the DCP plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. As of December 31, 2002, 105,329 shares of ChoicePoint common stock would have been distributed under the DCP plan if the vested portion of all accounts that were payable in ChoicePoint common stock had been distributed as of that date.

ChoicePoint Inc. Deferred Compensation Plan No. 2

      Under the ChoicePoint Deferred Compensation Plan No. 2 (the “DCP2 plan”), certain executive officers may elect to defer receipt, until the termination of their employment or attainment of a stated age, if later, of all or a portion of (i) shares of restricted stock granted to them under the stock incentive plan that would otherwise be distributed to them upon satisfaction of vesting requirements, and (ii) certain cash bonuses granted at the time of grant of the restricted stock awards. The officers become vested in amounts deferred under the DCP2 plan when the underlying awards would vest. The initial grant of restricted stock vests on the third anniversary of grant. The cash bonuses vest based upon satisfaction of performance goals. The number of shares to be distributed with respect to the restricted shares is equal to the number of shares initially deferred under the DCP2 plan. The total amount of the cash bonus, if earned, would be based on a predetermined value that equals 75% of the market value on the vesting date of the restricted stock grant to that officer. The officers participating in the DCP2 plan have elected to defer 95% of such cash bonuses, if vested, under the DCP2 plan. These deferred amounts, if vested, will be distributed in shares of ChoicePoint common stock. The shares distributed under the DCP2 plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. If the vesting criteria are met, 256,875 shares of ChoicePoint common stock will be distributed under this plan.

MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The compensation of ChoicePoint’s executive officers is determined by the compensation committee of the board of directors. The compensation committee was established by the board of directors and is composed entirely of directors who are not, and have never been, officers or employees of ChoicePoint. The board of directors designates the members and the chairman of this committee. The compensation committee is responsible for all decisions regarding the compensation of the executive officers, including the chief executive officer, and for establishing and administering ChoicePoint’s compensation and benefit policies and practices for the executive officers. The compensation committee is also responsible for the administration of the stock incentive plan.

      The following report summarizes the philosophies and methods that the compensation committee uses in establishing and administering ChoicePoint’s executive compensation and incentive programs, including the development of compensation programs designed to provide key employees with immediate ownership interests in ChoicePoint and motivation to build shareholder value.

Executive Compensation Policies

      ChoicePoint’s executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of ChoicePoint, and thus shareholder value, by significantly aligning the financial interests of ChoicePoint’s executives with those of its shareholders. To accomplish these objectives, the executive compensation program is comprised of (1) base salary, (2) an annual variable cash incentive award, (3) long-term incentive compensation, consisting of restricted stock and fair market value stock options, and (4) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary and annual bonuses are designed to recognize both individual performance and the achievement of corporate business objectives each year. The value of long-term incentives is directly linked to the performance of the ChoicePoint common stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the 401(k) Plan and health-related plans.

      Decisions regarding the compensation of named executive officers are based upon (1) the policies described above, (2) ChoicePoint’s operating performance, and (3) competitive practices for executive talent. In addition to these principles, the committee uses experience and judgment in determining the mix and level of compensation. The committee considers market practices and compensation information drawn from a broad range of companies, including, but not limited to, certain of the companies included in the industry indices used in the stock performance graph included in this proxy statement. The compensation committee’s policy is to provide ChoicePoint’s officers with a competitive base salary and to offer variable performance-based elements that provide the named executive officers with the opportunity to achieve total compensation packages that are generally in the top quartile of similar titled positions for publicly traded companies.

Annual Salary and Incentive Bonuses

      In determining the base salaries for ChoicePoint’s named executive officers, the compensation committee takes into consideration each executive’s experience and the responsibilities attendant to his position. Base salaries for the named executive officers are reviewed annually. In evaluating whether an adjustment to an executive’s base salary is appropriate, factors such as the scope of the individual’s job responsibilities and performance over the past year, as well as an assessment of how well the individual performed in meeting or exceeding the personal goals set for that individual for the applicable period, is considered.

      The purpose of ChoicePoint’s annual incentive compensation plan is to unite the interests of ChoicePoint’s management employees with those of its shareholders through annual payment of cash incentive awards to management employees based upon attainment of annually established (1) corporate economic value added goals and (2) strategic initiatives. Target incentive cash opportunities under the ChoicePoint annual incentive compensation plan for the named executive officers other than the chief executive officer can range from 40% to 75% of base salary, and for the chief executive officer represent 100% of his base salary. Actual annual cash bonuses are determined by measuring corporate performance and completion of individual strategic initiatives against goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the individual’s performance, the performance of the functional group or unit with which the individual is associated (primarily based upon the economic value added objective of such unit), and the overall performance of ChoicePoint (primarily based upon economic value added goals). Such goals may or may not be equally weighted and may vary from one named executive officer to another. Bonus awards under the ChoicePoint annual incentive compensation plan also take into account an assessment of the performance of the individual executive officer. For 2002, the degree of achievement of economic value added goals, individual performance goals and strategic initiatives by each of the named executive officers resulted in a total compensation package that exceeded the target opportunity level. In connection with first retaining Mr. Surbaugh as the Company’s chief financial officer in 2002, he was guaranteed a minimum incentive cash award of $300,000 for 2002. Mr. Surbaugh’s incentive cash awards for subsequent years will be determined based on performance goals and assessments of personal performance as described above for the other named executive officers.

Long-Term Incentive Compensation

      The stock incentive plan is intended to provide a means of encouraging an ownership interest in ChoicePoint by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of ChoicePoint, thereby increasing their motivation for, and interest in the achievement of, ChoicePoint’s long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the ChoicePoint common stock, the compensation committee believes that stock options are a means of encouraging executives and other key management employees to increase long-term shareholder value. ChoicePoint’s long-term incentive compensation program for its executive officers consists of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, as well as fair market value stock options which have performance-based and performance-based accelerated vesting features, pursuant to the stock incentive plan. The compensation committee currently believes that long-term equity compensation that is earned upon achievement of performance goals is properly aligned with the long-term interests of its shareholders, and it currently intends that the earning of a significant proportion of the awards granted in the future will be tied to performance. The compensation committee’s current philosophy generally is to grant fair market value stock options, rather than restricted stock, as the primary type of award under the stock incentive plan. The compensation committee’s current intention is that the number of equity-based grants under the 2003 Omnibus Incentive Plan (which is being presented for shareholder approval at this time) will not exceed, in the aggregate in a given fiscal year, two percent of the Company’s outstanding shares. In determining awards of long-term equity under the stock incentive plan, the compensation committee has no specific formula but rather makes grants based upon such factors as individual contribution to corporate performance, market practices and management recommendations. Consistent with the philosophy of the compensation committee described above, ChoicePoint in January 2002 granted options and restricted stock to named executive officers (including the chief executive officer) and a number of employees, and in conjunction with long-term employment agreements, in April and December 2002, granted options to named executive officers (including the chief executive officer) under the stock incentive plan.

Compensation of the Chief Executive Officer

      The compensation committee generally applies the compensation philosophy described above for named executive officers in order to determine the compensation for Derek V. Smith, ChoicePoint’s Chairman and Chief Executive Officer. In setting both the cash-based and equity-based elements of Mr. Smith’s compensation, the compensation committee’s objective is to establish compensation at target levels that are competitive and reflect market practice. Factors considered in evaluating Mr. Smith’s performance include exceeding the financial targets, executing desired strategic direction, and increasing shareholder value. No specific weight is assigned to these factors in the evaluation process.

Section 162(m) Limitation

      The compensation committee believes that the compensation program serves its intended objectives. It believes the use of fair market value stock options minimizes the effect of the $1,000,000 limitation on the deduction that an employer may claim for compensation of executives under Section 162(m) of the Internal Revenue Code. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the compensation committee to qualify for these exceptions to the extent feasible and in the best interests of ChoicePoint, including the exceptions with respect to performance-based compensation.

      While it is the compensation committee’s intention to maximize the deductibility of compensation payable to ChoicePoint’s named executive officers, deductibility will be only one among a number of factors used by the compensation committee in ascertaining appropriate levels or methods of compensation. ChoicePoint intends to maintain the flexibility to compensate named executive officers based upon an overall determination of what it believes to be in the best interests of ChoicePoint and its shareholders.

Conclusion

      This report is submitted by the compensation committee.

Management Compensation and Benefits Committee

KENNETH G. LANGONE (Chairman)
JOHN J. HAMRE
BONNIE G. HILL

March 19, 2003

      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT 0F 1934, AS AMENDED (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CHOICEPOINT STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the ChoicePoint common stock with a cumulative total return on the S&P Midcap 400 Index, the S&P Smallcap 600 Index, the S&P 400 Diversified Commercial Services Index, and the Russell 2000 Index, for the period from December 31, 1997 through December 31, 2002. The comparison assumes an original investment of $100 on December 31, 1997 and assumes the reinvestment of any dividends.

	Base
	Period
	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

ChoicePoint Inc.	100	135.08	173.30	274.61	318.47	330.81
S&P Midcap 400 Index	100	119.12	136.65	160.57	159.60	136.44
S&P Smallcap 600 Index	100	98.69	110.94	124.03	132.13	112.80
S&P 400 Diversified Commercial Services	100	117.77	96.66	128.34	121.92	106.62
Russell 2000 Index	100	97.45	118.17	114.60	117.45	93.39

*	ChoicePoint included the S&P Smallcap Services (Data Processing) Index in its performance graph until it was discontinued in 2002. Accordingly, the S&P 400 Diversified Commercial Services Index was selected as a replacement for the discontinued index.

THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 2 — APPROVAL OF THE CHOICEPOINT INC.

2003 OMNIBUS INCENTIVE PLAN

General

      The 2003 Omnibus Incentive Plan hereafter referred to as the “plan” is intended to attract and retain officers, full-time employees, directors and others who render significant services to ChoicePoint and our subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing shareholder value. The board of directors unanimously adopted the plan on February 4, 2003, and the plan is being submitted to the shareholders for approval. If a quorum is present at the annual meeting, the approval of the plan must receive the affirmative vote of a majority of the votes cast at the annual meeting.

      The board of directors believes approval of the plan is in our best interest. The principal reasons for adopting the plan are to ensure that we have a mechanism for long-term, equity-based incentive compensation and to provide annual incentive compensation to certain executives. Certain awards under the plan are designed to qualify as performance-based under Section 162(m) of the Internal Revenue Code, which places a limit of $1,000,000 on the amount of compensation that we may deduct for federal income tax purposes unless it is performance-based. The plan is also designed to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended. The Company’s prior incentive compensation plan was adopted in 1997; the remaining shares authorized under it (1,733,269 shares as of February 28, 2003) will be used to meet the obligations of that plan to provide “reload” options, and no new options will be granted under that plan.

      A summary description of the plan is set forth below. The full text of the plan is annexed to this proxy statement as APPENDIX A, and the following summary is qualified in its entirety by reference to APPENDIX A.

      Overview. Under the plan, the compensation committee is authorized to make awards of options to purchase shares of ChoicePoint common stock, tandem appreciation rights and/or free-standing appreciation rights, restricted shares, deferred shares, performance shares and performance units, and share equivalent units. The terms applicable to awards of the various types, including those terms that may be established by the compensation committee when making or administering particular awards, are set forth in detail in the plan.

      Shares Available Under the Plan. The number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of divided equivalents paid with respect to awards made under the plan, may not exceed 3,500,000 in the aggregate, subject to adjustment as provided in the plan. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Upon the payment of any option price by the transfer to us of shares of common stock or upon satisfaction of any withholding amount by means of transfer or relinquishment of shares of common stock, only the net number of shares of common stock we actually issue or transfer will be deemed to have been issued or transferred under the plan. As of February 28, 2003, the market value of our common stock was $33.75 per share.

      Eligibility. Officers and full-time employees of ChoicePoint and its subsidiaries may be selected by the compensation committee to receive benefits under the plan which are intended to constitute long-term incentives. In addition, non-employee directors and others who render significant services will be eligible for such grants. There were approximately 3,725 persons eligible to participate in the plan as of March 12, 2003. In addition, for annual incentive awards, eligible participants are those executives who constitute “covered employees” under Section 162(m) of the Internal Revenue Code. These are generally the chief executive officer and the four other highest-paid employees of ChoicePoint.

      Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of shares of common stock available under the plan, the plan specifically limits the number of shares issued as restricted shares, deferred shares or performance shares to 700,000 in the aggregate. Additionally, the plan provides for specific limits and other requirements for certain awards to qualify as performance-based compensation for the purpose of Section 162(m) of the Internal Revenue Code. No participant may be granted (1) option rights, in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (2) appreciation rights in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (3) awards of performance shares, performance units, share equivalent units, deferred shares or restricted shares which in total have an aggregate maximum value as of their respective dates of grant more than $4,000,000 in any fiscal year, nor shall an annual incentive award exceed $4,000,000 in any fiscal year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may not exceed 3,500,000.

      Option Rights. The compensation committee may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than market value at the date of grant, which is the closing price of the stock on the New York Stock Exchange on the date of grant. The option price is payable in cash, by the transfer to us of shares of common stock, by a combination of these payment methods or by other consideration authorized by the compensation committee. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates. Option rights granted under the plan may be incentive stock options, option rights that are not intended to qualify as incentive stock options, or combinations of incentive stock options and non-qualified stock options. Each grant specifies the period of employment, which for officers shall generally be not less than three years, or performance goals required to be achieved before the option or portions of options will become exercisable. Option rights may not be amended to reduce the option price, nor may options be cancelled and replaced with rights with lower option prices, without further approval of the shareholders. No grant may provide for the automatic grant of reload option rights.

      Appreciation Rights. A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying an option upon surrender and cancellation of the option. A free-standing appreciation right is the right to receive a percentage of the spread at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater than the market value of the underlying common stock on the date of grant. Any grant may specify waiting periods or performance goals which must be reached before exercise, and permissible exercise dates or periods.

      Restricted Shares. An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in the restricted shares. The transfer is made without additional consideration or in consideration of a payment by the participant that is less than current market value. In addition, the transfer may be conditioned on the achievement of performance goals. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the compensation committee, or until the achievement of the stated performance goals. If the elimination of said restrictions is based on the passage of time rather than the achievement of performance goals, the period of time shall be no shorter than three (3) years, except that said restrictions may be removed on an annual, ratable basis during the three-year period. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the compensation committee for the period during which the forfeiture provisions are to continue, subject to the limited rights of transferability described below under “Transferability”.

      Deferred Shares. An award of deferred shares constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under the deferred shares, except as described below under “Transferability,” and has no rights of ownership in the deferred shares. Awards of deferred shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant. Except in the event of a change in control or similar event, deferred shares must be subject to a deferral period of not less than 3 years, except that a grant may provide that the deferral period will expire ratably during said three-year period, on an annual basis, as determined by the compensation committee at the date of grant.

      Performance Shares and Performance Units. A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $100.00. A recipient must meet one or more performance goals within a specified performance period to earn the award in full. Alternatively, if a minimum level of acceptable achievement is established by the compensation committee, that minimum level must be exceeded in order to earn a portion of the award; the amount earned in this case will be determined in accordance with a formula. The compensation committee must certify the achievement of the performance goals before the award can be earned.

      Share Equivalent Units. An award of share equivalent units results in the creation of a bookkeeping account which tracks the price of our common shares. When the participant has served ChoicePoint for the period of time specified at the time of grant, or when specified performance goals have been met, the value of the account will be distributed in cash, common shares, restricted shares or a combination thereof, as the compensation committee decides.

      Annual Incentive Awards. The plan also provides for the grant of annual incentive awards to the named executive officers. Similar awards will be made to employees who are not named executive officers pursuant to other programs established by ChoicePoint. Annual incentive awards are paid in cash at the end of our fiscal year, in amounts which reflect the degree of achievement of performance goals established by the compensation committee for the participant during the first ninety days of the fiscal year. Minimum goals will be established by the compensation committee for a participant which must be met before any award is paid. A formula will determine the portion of the award which will be paid if performance exceeds the minimum but falls short of full achievement of the performance goals. Notwithstanding the achievement of a participant’s performance goals, the compensation committee has the discretion to reduce (but not to increase) the award which will be paid. The compensation committee must certify the achievement of performance goals before awards will be paid. The plan provides that participants must be employed at the end of the fiscal year, although awards will be prorated if termination is because of retirement, or if a change of control occurs during the year.

      Performance Goals. Performance goals may be described either in terms of company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department, region, function or business unit in which the participant is employed. The performance goals applicable to any award to a participant who is or is likely to become a covered employee, within the meaning of Section 162(m) of the Internal Revenue Code, will be based on specified levels of achievement, growth, or improvement in one or more of the following business criteria: (1) the price of our securities; (2) revenue; (3) book value per share; (4) return on equity, assets, capital or investment; (5) economic value added; (6) total shareholder return; (7) operating performance; (8) strategic initiatives; (9) earnings margin or earnings per share; (10) cash flow; and (11) operating profit after amortization. For purposes of using earnings as a business criteria, they may be calculated as net, gross, operating, pre-tax, before interest and taxes, or before interest, taxes, depreciation and amortization. The compensation committee must certify the achievement of performance goals with respect to awards made to named executive officers, in order for the award to be earned.

      If the compensation committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the business criteria unsuitable, the compensation committee may modify the business criteria or the related minimum acceptable level of achievement, in whole or in part, as the compensation committee deems appropriate and equitable, except in the case of a covered employee where such an action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code.

      Awards of Option Rights and Restricted Shares to Non-Employee Directors. The compensation committee may, in its discretion, authorize the grant of option rights or the grant or sale of restricted shares or share equivalent units to non-employee directors. Each such grant or sale will be upon terms and conditions consistent with those described above for employees.

      Foreign Employees and Providers of Services. The compensation committee may provide for special terms for awards to participants who are foreign nationals or who are employed by, or provide services to, ChoicePoint or any of its subsidiaries outside of the United States of America as the compensation committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The compensation committee may approve supplements, amendments, restatements or versions of the plan as it deems necessary for such purposes so long as such supplements, restatements and versions are consistent with the plan.

      Transferability. Except as described below or otherwise determined by the compensation committee, no award under the plan is transferable by a participant other than by designation of a beneficiary or by will or the laws of descent and distribution or, during a participant’s lifetime, with the consent of ChoicePoint’s chief financial officer or its vice president with responsibility for compensation and benefits. In any case, unless the compensation committee provides otherwise, such a transfer may only be made to a family member of the participant or a trust or partnership for a family member or to a tax-exempt charity. Only the participant, or the participant’s guardian or legal representative in the event of the participant’s legal incapacity, or a transferee described above, may exercise option rights or appreciation rights or other awards during the participant’s lifetime. Any transferee will be subject to the same terms and conditions under the plan as the participant.

      Adjustments. The number, kind, and price of shares covered by outstanding awards are subject to adjustment by the compensation committee in its discretion in the event of stock combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation, and similar events. The compensation committee may also make or provide for adjustments in the numbers of shares available under the plan and available for specific kinds of awards under the plans as the compensation committee may determine appropriate to reflect such a transaction or event, and said numbers shall be automatically adjusted in the event of a stock dividend or stock split.

      Change in Control. A definition of change in control is specifically included in the plan, the full text of which is attached to this proxy statement as APPENDIX A. Generally, a change in control includes the acquisition by a person of 30% or more of our voting securities, specified changes in the board of directors and specified business combination transactions and similar events. Awards under the plan may provide for acceleration of exercisability or early termination of restrictions in the event of a change in control.

      Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the compensation committee, may include relinquishment of a portion of the benefit.

      Administration and Amendments. The plan is to be administered by the compensation committee. The board of directors elects the compensation committee, which shall consist of not less than three directors who meet the standards for independence established by applicable requirements of the Internal Revenue Code, the Securities Exchange Commission and relevant stock exchanges. The compensation committee’s interpretation of the plan and related agreements and documents is final and conclusive. The plan may be amended from time to time by the compensation committee, provided stockholder approval of any amendment will be obtained when required by applicable law or the rules of any national securities exchange upon which the shares of common stock are traded or quoted, or in the case of any amendment pertaining to the restrictions on the grant of certain replacement options or reload options.

      Termination. No grant under the plan may be made more than ten years after the plan is approved by the shareholders, but all grants made on or before the tenth anniversary will continue in effect after that date subject to the terms of those grants and the plan. Option rights will not continue to be exercisable in any event beyond ten years from the date of grant.

Federal Income Tax Consequences

      The following is a brief summary of the federal income tax consequences of certain transactions under the plan based on federal income tax laws in effect on January 1, 2003. This summary is not intended to be complete and does not describe state or local tax consequences.

      Non-Qualified Stock Options. In general, (i) no income will be recognized by an option holder at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or capital loss).

      Incentive Stock Options. No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the option holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the option holder within two years after the date of grant or within one year after the transfer of those shares to the option holder, then upon sale of those shares, any amount realized in excess of the option price will be taxed to the option holder as a capital gain and any loss sustained will be a capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise, or, if less, the amount realized on the disposition of those shares in a sale or exchange, over the option price paid for those shares.

      Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received upon exercise.

      Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid by the participant for those restricted shares, at such time as the shares are no longer subject to forfeiture or restrictions on grant for purposes of Section 83 of the Internal Revenue Code. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of those shares, determined without regard to the forfeiture restrictions and restrictions on transfer, over the purchase price, if any, of those restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the forfeiture restrictions and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

      Deferred Shares. No income generally will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that those shares are transferred to the participant under the award, reduced by any amount paid by the participant for the deferred shares.

      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

      Share Equivalent Units. No income generally will be recognized upon the grant of share equivalent units. Upon distribution of the value of those units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted common shares received.

      Annual Incentive Awards. A participant will generally be taxed as on ordinary income in the year of receipt of cash paid to the recipient based on an annual incentive award.

      Tax Consequences to ChoicePoint or its Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHOICEPOINT INC. 2003 OMNIBUS INCENTIVE PLAN.

REPORT OF AUDIT COMMITTEE

      The audit committee (the “committee”) oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with management.

      In connection with their audit of the Company’s financial statements for the year ended December 31, 2002, the Company’s independent public accountants, Deloitte & Touche LLP (“Deloitte”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The committee discussed with Deloitte the matters required by Statement of Accounting Standards No. 61.

      In addition, the committee received from and discussed with Deloitte the written disclosures and letter from Deloitte required by the Independence Standards Board Standard No. 1 regarding their independence.

      The members of the committee are independent as contemplated by the existing and proposed listing requirements of the New York Stock Exchange and the new independence requirements proposed by the Securities and Exchange Commission.

      The Company’s board of directors has approved a written charter for the audit committee. The charter is reviewed annually and was most recently amended and approved on October 24, 2002. A copy of the charter, as amended, is attached to this proxy statement as APPENDIX B.

      The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held three such meetings during fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee and the board have also approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2003.

      The committee approved a policy prohibiting the Company from hiring into a senior financial reporting role any current or former employee of the independent auditors who was a member of the audit engagement team within the past year.

James M. Denny (Chairman)
Thomas M. Coughlin
Charles I. Story

March 20, 2003

      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF

CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS

General

      The ChoicePoint board of directors has selected Deloitte & Touche LLP as ChoicePoint’s independent public accountants for the fiscal year ending December 31, 2003 and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year if the board of directors determines that such a change would be in the best interests of ChoicePoint and its shareholders. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Change in Independent Auditors

      Arthur Andersen LLP served as ChoicePoint’s independent public accountants for the fiscal year ended December 31, 2001. On March 21, 2002, ChoicePoint decided to dismiss Arthur Andersen, effective as of March 29, 2002. Also, on March 21, 2002, ChoicePoint appointed Deloitte & Touche LLP as its new independent public accountants, effective as of March 22, 2002. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was approved by ChoicePoint’s board of directors upon the recommendation of its audit committee. The appointment of Deloitte & Touche for the fiscal year ended December 31, 2002 was ratified by ChoicePoint’s shareholders at the annual meeting of shareholders on April 25, 2002.

      The audit reports of Arthur Andersen on the consolidated financial statements of ChoicePoint and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

      During ChoicePoint’s two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 21, 2002, there were no disagreements between ChoicePoint and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred within ChoicePoint’s two fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through March 21, 2002.

      During ChoicePoint’s two recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 21, 2002, ChoicePoint did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K promulgated by the Securities and Exchange Commission.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CHOICEPOINT’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

Audit Fees, Financial Information System Fees and Other Fees

      During fiscal year 2002, ChoicePoint retained Deloitte & Touche LLP to provide services in the following categories and amounts:

Audit Fees	$501,934
Financial Information Systems Design & Implementation Fees	$0
Audit-Related Fees	$153,525	*
Other Fees	$0
Total All Other Fees	$153,525

*	Audit-related fees include benefit plan audits, agreed-upon procedures reports, acquisitions, and accounting consultations.

      The audit committee considered whether the provision of non-audit services by the independent auditors is compatible with maintaining auditor independence. Commencing in 2002, as a matter of corporate policy, the Company’s independent auditors will not perform non-audit services.

OTHER MATTERS

ChoicePoint Shareholder Proposals

      Any shareholder proposal, including nominations for candidates for election as directors, intended for inclusion in the proxy statement for ChoicePoint’s 2004 annual meeting of shareholders must be received by ChoicePoint at its principal executive offices on or before November 22, 2003. In accordance with ChoicePoint’s bylaws, any shareholder proposal submitted for consideration at next year’s annual meeting (even if not submitted for inclusion in the proxy statement) and any shareholder director nomination must be received by ChoicePoint at its principal executive offices on or before November 22, 2003 and must comply with the written notice requirements specified in ChoicePoint’s bylaws or such proposal or nomination will be considered out of order and will not be acted upon at ChoicePoint’s 2004 annual meeting of shareholders.

Certain Relationships and Related Transactions

      During 2002 Mr. Marcus served as Director Emeritus of The Home Depot, Inc. and Ms. Hill and Mr. Langone both served as directors of The Home Depot, Inc. During 2002, the Company performed pre-employment background and drug testing services for The Home Depot, Inc. totaling approximately $14.1 million ($10 million net of pass-through expenses). These services were the result of arm’s length negotiations conducted in the ordinary course of business.

      Mr. Murray served as Chairman of FleetBoston Financial Corporation in 2002. In 2002, ChoicePoint entered into a new three-year revolving credit facility with a total commitment of $325 million, in which Fleet National Bank, a subsidiary of FleetBoston Financial Corporation, participates in the amount of $25 million. As of March 3, 2003, the total outstanding balance for the revolver is $31 million, of which ChoicePoint is liable to Fleet National Bank for $2.4 million. Total interest paid to Fleet National Bank in 2002 relating to this transaction was $135,000. ChoicePoint also has a synthetic lease for a total commitment of up to $52 million, in which Fleet National Bank participates in the amount of $15 million. As of March 3, 2003, the outstanding balance for the synthetic lease was $33.2 million of which ChoicePoint is liable to Fleet National Bank for $9.6 million. No interest was paid to Fleet National Bank in 2002 for this transaction. In addition, the Company provided public record information services in 2002 for FleetBoston Financial Corporation for approximately $30,000. The credit facility, synthetic lease and the information services performed were the results of arm’s length negotiations conducted in the ordinary course of business.

ChoicePoint Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act and the regulations of the Securities and Exchange Commission require ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the Securities and Exchange Commission to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. To ChoicePoint’s knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint’s executive officers and directors, all filing requirements applicable to ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock were complied with for 2002.

Annual Report to Shareholders/Annual Report on Form 10-K

      The Annual Report to Shareholders of ChoicePoint Inc. for the year ended December 31, 2002, including audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additionally, ChoicePoint files an Annual Report on Form 10-K with the Securities and Exchange Commission. A COPY OF CHOICEPOINT’S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, CHOICEPOINT INC., 1000 ALDERMAN DRIVE, ALPHARETTA, GEORGIA 30005.

Other Matters at the Annual Meeting

      ChoicePoint is unaware of any matter to be presented at the ChoicePoint annual meeting other than as described in this proxy statement. If other matters are properly presented at the ChoicePoint annual meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the ChoicePoint annual meeting.

Expenses of Solicitation

      ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $6,000, plus out-of-pocket expenses. ChoicePoint has also retained D.F. King & Co., Inc. to solicit certain shareholders. ChoicePoint estimates the cost of these services to be $1,000. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint’s executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

By Order of the Board of Directors,

J. MICHAEL DE JANES
Corporate Secretary

Alpharetta, Georgia

March 21, 2003

APPENDIX A

CHOICEPOINT INC.

2003 Omnibus Incentive Plan

      1. Purpose. The purpose of the 2003 Omnibus Incentive Plan (the “Plan”) is to attract and retain directors, officers and key employees for ChoicePoint Inc. (the “Corporation”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. The Plan contains provisions for both annual incentives, which will generally be paid in cash, and long-term incentives, which may be represented by equity interests in the Corporation and/or cash.

      2. Definitions. As used in this Plan,

“Annual Meeting” means the annual meeting of shareholders of the Corporation.

“Annual Incentive Award” means the cash award described in Sections 16 through 19 of this Plan.

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right or a Tandem Appreciation Right.

“Base Compensation” means the aggregate payments made on a biweekly basis during the Plan Year at the base rate of pay applicable to a Participant for the payroll period in question, but not including bonuses, commissions or other similar amounts, nor any benefit plan contributions, nor any such compensation received during, or as a consequence of, an approved leave of absence. Base Compensation shall include any such base rate compensation the receipt of which may have been deferred by the Participant’s election. Base Compensation shall only include said amounts paid (or deferred) during the portion of a Plan Year in which a person is a Participant.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Bonus Participants” means those employees eligible for Annual Incentive Awards described in section 16 of this Plan.

“Business Criteria” means the criteria established pursuant to this Plan for Participants who have received grants pursuant to this Plan, where those grants are conditioned by their terms upon satisfaction of Performance Goals in relation to said criteria. Business Criteria may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, business unit, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Goals relating to the Business Criteria may be made relative to the performance of other corporations. The Performance Goals applicable to an award to a Covered Employee shall be based on specified levels of achievement, growth or improvement with respect to one or more of the following Business Criteria:

(1) Earnings (Gross, Operating, Pre-Tax, Before Interest and Taxes (EBIT), Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net)

a) Per share

b) Margin

(2) Cash Flow (Operating, Free, Net)

(3) Revenue

(4) Economic Value Added (EVA)

(5) Total Shareholder Return

(6) Return on:

a) Equity (Beginning, Ending, Average)

b) Assets (Beginning, Ending, Average, Net, Employed)

c) Capital (Beginning, Ending, Average)

d) Investment (Beginning, Ending, Average)

(7) Price of Any Security of the Corporation

(8) Book Value per Share

(9) Operating Performance

(10) Strategic Initiatives

(11) Operating Profit After Amortization (OPAA)

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Business Criteria unsuitable, the Committee may in its discretion modify such Business Criteria, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Business Criteria.

“Change in Control” shall have the meaning provided in Section 14 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee (or a subcommittee) described in Section 24 of this Plan.

“Common Shares” means shares of common stock, $.10 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Share Equivalent Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Designated Subsidiary” means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation, as referenced in Section 21 below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Family Member” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings (including half-brothers and sisters), nieces, nephews and in-laws.

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“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Market Value per Share” means, as of any particular date, the closing price of the Common Shares on a national stock exchange on said date, or if said date is not a business date, the immediately preceding business date.

“Non-Employee Officer or Director” means an officer or director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 10 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Officer or Director who receives an award pursuant to Section 10 of this Plan, or any other person, whether or not an employee, Director or officer, who renders significant services as a consultant or otherwise, in the discretion of the Committee.

“Performance Goal” means the level of achievement, growth or improvement with respect to one or more Business Criteria which must be met to earn a stated award or grant hereunder within a stated Performance Period. Any such determination made by the Committee shall include a minimum acceptable level of achievement, below which no award will be paid, and a maximum level above a Performance Goal which may result in incremental additional payment, and a formula for determining the amount of payment if performance falls between said minimums and maximums. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render a Performance Goal unsuitable, the Committee may in its discretion modify such Performance Goal or the related minimum acceptable level of achievement, or maximum level for which incremental benefits will be paid, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals. The satisfaction of a Performance Goal applicable to any award to a Covered Employee must be certified by the Committee in each case.

“Performance Period” means, with respect to Performance Goals, the period of time within which the relevant performance is to be measured, which shall not be less than one year, except in the event of certain occurrences, including but not limited to retirement or Change in Control, provided elsewhere in the Plan.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Plan Year” means the Corporation’s fiscal year.

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“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

“Retirement” means termination of employment after the attainment of a minimum age of 50 and completion of that number of years service with the Corporation or a Subsidiary which, when added to the Participant’s age at said time, equals at least 75; unless the Committee provides differently in a specific grant or award. With respect to Non-Employee Officers and Directors, “Retirement” shall mean cessation of service after the sixth anniversary of commencement of said service.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Share Equivalent Unit” means a bookkeeping unit, the value of which at the time of grant is equal to the Market Value per Share of a Common Share.

“Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

      3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred to Participants (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) in payment of Share Equivalent Units, (vi) pursuant to other awards specified in Section 11 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 3,500,000 shares of which no more than 700,000 shares shall be granted as Restricted Shares, Deferred Shares or Performance Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there

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shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

      (b) The total number of shares available under the Plan as of a given date shall include any shares relating to prior awards that have expired or have been forfeited or cancelled.

      (c) Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

      (d) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 3,500,000 shares, subject to adjustments as provided in Section 13 of this Plan.

      (e) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any plan year, subject to adjustments as provided in Section 13 of this Plan. Further, in no event shall any Participant in any plan year receive more than 750,000 Appreciation Rights, subject to adjustments as provided in Section 13 of this Plan.

      (f) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any Plan Year receive an award of Performance Shares, Performance Units, Share Equivalent Units, Deferred Shares or Restricted Shares pursuant to this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $4,000,000, nor shall a Bonus Participant receive an Annual Incentive Award in any Plan Year in excess of $4,000,000.

PROVISIONS RELATING TO LONG-TERM INCENTIVES (SECTIONS 4-15)

      4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may be no less than 100 percent of the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise), Share Equivalent Units or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Share Equivalent Units or Performance Units surrendered.

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(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

(f) No grant may provide for the automatic grant of reload option rights to an Optionee upon the exercise of Option Rights.

(g) No outstanding Option Right may be amended to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 4(g) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(i) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event, or may provide for the continuation of vesting following the occurrence of any such transaction or event.

(j) In lieu of the period of performance referred to in subparagraph (i) above, any grant of Option Rights may specify Performance Goals that must be achieved as a condition to the exercise of such rights. The grant may provide for earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event during a Performance Period.

(k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(l) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(n) Each grant shall specify the term of the Option Right; provided, however, that no Option Right shall be exercisable more than 10 years from the Date of Grant.

(o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

      5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives.

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(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

(e) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which notification shall describe such Appreciation Rights, identify the related Option Rights, if any, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(f) In lieu of the waiting periods referred to in subparagraph (c) above and (h)(iii) below, any grant of Appreciation Rights may specify Performance Goals that must be achieved as a condition of the exercise of such rights.

(g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation. In addition, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(h) Regarding Free-standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii) Each grant shall specify the period or periods of continuous service by the Participant with the Corporation or any Subsidiary that is necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control, Retirement, death or disability of the Participant or other similar transaction or event as approved by the Committee; and

(iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      6. Restricted Shares. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations contained in subparagraphs (b), (e) and (f), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (g) below:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, or upon achievement of

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Performance Goals referred to in subparagraph (e) below. If the elimination of said restrictions is based on the passage of time rather than the achievement of Performance Goals, the period of time shall be no shorter than three (3) years, except that said restrictions may be removed on an annual, ratable basis during the three year period. Any grant or sale may nonetheless provide for the earlier termination of such period in the event of a Change in Control or similar transaction, Retirement, death or disability of the Participant as approved by the Committee.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted except as permitted in Section 12 below, or as may be prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to such shares.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be Subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Deferred Shares. The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations contained in subparagraph (b), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (e) below:

(a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than three (3) years, except that a grant may provide that the Deferral Period will expire ratably during said three-year period, on an annual basis, as determined by the Committee at the Date of Grant.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award except to the extent provided in Section 12 below and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

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      8. Performance Shares or Performance Units. The Committee may also authorize the grant of Performance Shares or Performance Units that will become payable to a Participant upon achievement of specified Performance Goals. Each such grant may utilize any or all of the authorizations contained in subparagraphs (f), (g) and (i), and shall be subject to all of the requirements contained in subparagraphs (a), (b), (c), (d), (e) and (h) below:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, (except in the event of a Change in Control or other similar transaction or event, Retirement, death or disability of the Participant, if the Committee shall so determine) commencing with the Date of Grant and ending on the last date of the Performance Period (as shall be determined by the Committee at the time of grant).

(c) Any grant of Performance Shares or Performance Units shall specify Performance Goals which, if achieved, will result in payment or early payment of the award. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Performance Goals have been satisfied.

(d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Performance Goals below which no payment will be made.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(h) Each grant of Performance Shares or Performance Units shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which notification shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(i) Any grant of Performance Shares or Performance Units may provide for appropriate adjustments to goals and awards or deemed achievement thereof, in the event of a Change in Control, Retirement, death or disability of the Participant, or other similar transaction or event during the Performance Period.

      9. Share Equivalent Units. The Committee may also authorize the grant of Share Equivalent Units to a Participant hereunder, subject to the following terms and conditions:

(a) Each grant shall specify the number of Share Equivalent Units to which it pertains.

(b) Share Equivalent Units allocated to a Participant shall be credited to a ledger account established and maintained for such Participant on the books and records of the Corporation. Such

9

ledger account, including units credited thereto, shall be bookkeeping entries only and shall not require the Corporation to segregate or otherwise earmark or reserve assets. No Common Shares shall be issued or issuable at the time units are credited to a ledger account established hereunder.

During any period in which Share Equivalent Units are credited to a ledger account, the Committee may provide (i) that an amount equal to the dividends payable with respect to Common Shares represented by units credited to such account shall be credited as of each dividend payment date, and/or (ii) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such ledger account.

(c) Share Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Corporation in such form, which may include Common Shares, with or without legends, Restricted Stock, cash or a combination thereof, as the Committee shall determine.

(d) The allocation of Share Equivalent Units to a ledger account shall not entitle a Participant to exercise the rights of a stockholder of the Corporation until the issuance of Common Shares with respect to such allocation.

(e) Unless otherwise provided by the Committee, if a Participant severs his or her employment, or ceases to serve as a Non-Employee Officer or Director, with the Corporation and all Subsidiaries with Share Equivalent Units credited to his or her ledger account, the Participant shall forfeit all rights to said Share Equivalent Units, subject to the provisions of Section 15(b) below.

(f) The Committee may provide that a grant of Share Equivalent Units shall specify Performance Goals which, if achieved, will result in payment or early payment of the award.

(g) Each grant may provide that, in the event of a Change in Control or other similar transaction or event prior to satisfaction of the conditions for distribution of such Share Equivalent Awards, said conditions shall be deemed particularly or fully satisfied.

      10. Awards to Non-Employee Officers or Directors. The Committee may also grant Restricted Shares, Option Rights and Share Equivalent Units to Non-Employee Officers or Directors.

      Each such grant shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the grantee and shall contain such terms and provisions, consistent with the provisions of this Plan relevant to the type of grant or award made, as the Committee may approve.

      11. Other Awards. The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described above (“Other Awards”) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation, which awards may provide for the acquisition or future acquisition of Common Shares by Participants.

      12. Transferability. (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security (which shall not include incentive stock options or any right to cash or to units which are not equity interests which shall not in any event be transferable) granted under the Plan shall be transferable by a Participant other than (i) to a Family Member, (ii) to a trust for the sole benefit of Family Members, (iii) to a family partnership for the sole benefit of Family Members, or (iv) to an entity which is exempt from federal income taxes pursuant to Section 501(c)(3) of the Code; provided, however, that said transfer shall be made (A) by execution and delivery of a Beneficiary Designation Form provided by the Company, or if none, by will or the laws of descent and distribution, or (B) if inter vivos, only upon the written approval of the Corporation’s Chief Financial Officer or Vice President with responsibility for compensation and benefits. Except as otherwise determined by the Committee, Option Rights, Appreciation Rights, and other awards shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative, or by the person or entity to whom a transfer has been permitted pursuant to the preceding sentence.

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(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or Share Equivalent Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

      13. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Share Equivalent Units and Other Awards granted hereunder, in the prices per share applicable to such awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Similar adjustments shall be made automatically, on a purely mathematical basis, in the event of a stock dividend or stock split. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13. A similar adjustment shall be made automatically to the number of shares specified in Section 3 of this Plan in the event of a stock dividend or stock split.

      14. Change in Control. For purposes of this Plan, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

(b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the Voting Shares;

(d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

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(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

(f) Notwithstanding the foregoing provisions of Section 14(c) and (d) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary, (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation or (D) any employee of the Corporation or a Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 30% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

(g) Notwithstanding the foregoing provisions of this Section 14, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 14 instituted by any person who is not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Corporation which could lead to any such event, management proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 14 pursuant to such management proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of this Plan.

      15. Other Provisions Applicable to Long-Term Incentives.

(a) The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash based on Market Value per Share on the date of settlement.

(b) Any grant or award issued pursuant to Sections 4 through 11 above may provide that, in case of termination of employment or service by reason of death, disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units, or Share Equivalent Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units or Share Equivalent Units will be deemed to have been fully earned or the time when such transfer restriction will terminate may be accelerated, or in lieu of such a provision, that the Committee may provide for such acceleration after the fact, in its discretion, or that any other limitation or requirement under any such award may be waived.

PROVISIONS RELATING TO ANNUAL INCENTIVE AWARDS (SECTIONS 16-19)

      16. Participants. The participants (“Bonus Participants”) in the Annual Incentive Award program shall be the Covered Employees of the Company and/or its Subsidiaries determined as of the first day of the Plan Year in question, and any other key employees designated by the Committee for the Plan Year in question or any portion thereof. Any Bonus Participant whose active employment commences after the first

12

day of a Plan Year will receive an award which is based on Base Compensation earned during active employment in said Plan Year.

      17. Calculation of Annual Incentive Award.

(a) Each Bonus Participant who is entitled to receive an Annual Incentive Award for a Plan Year pursuant to Section 16 shall receive a cash payment after the end of said Plan Year which is a percentage of his or her Base Compensation determined by the degree of achievement of the Performance Goals established by the Committee and communicated to the Bonus Participant within the first ninety (90) days of the Plan Year. The determination of the level of said achievement will be certified by the Committee prior to the distribution of any Award, and will be final. The Performance Goals will relate to one or more Business Criteria.

(b) The Committee will assign varying weights to the achievement of multiple Performance Goals where applicable, which, with the Performance Goals themselves shall be intended to reflect the role, responsibility, impact and organizational relationships of each Bonus Participant.

(c) The Committee may determine, in its sole discretion that notwithstanding the achievement of stated Performance Goals, the amount of any Annual Incentive Award may be reduced (but not increased).

      18. Payment of Annual Incentive Award. The Bonus shall be paid to all Bonus Participants no later than 75 days after the close of the Plan Year, in cash, unless the Bonus Participant has made a valid election to defer said award pursuant to the terms of any applicable deferred compensation plan maintained by the Corporation. Payment shall be made from the Corporation’s general assets; no trust fund shall be established for purposes of funding said payments. The Annual Incentive Award may not be assigned, transferred, mortgaged or hypothecated prior to actual receipt, except for any assignment to secure a debt to the Corporation itself, and any such attempt will be null and void.

      19. Termination of Employment Prior to Year End; Change of Control.

(a) The Annual Incentive Award will not be paid for a Participant who voluntarily terminates employment, or whose employment is terminated by the Corporation or Subsidiary, prior to the end of the Plan Year; provided, however, that a pro rata award will nonetheless be paid if termination follows a Change of Control as discussed below or is a consequence of Retirement. Said prorated award will be calculated by inserting the actual amount of Base Compensation received by the Participant during the Plan Year in which termination occurs in the formula provided for in paragraph 17 above, and based on the assumption that the Performance Goals have been achieved in said Plan Year.

(b) In the event of a Change of Control of the Corporation, any Annual Incentive Award for the Plan Year (or portion thereof during which a Participant remains employed, if applicable) in which said Change of Control occurs will be paid to the Participant regardless of whether he remains employed by the Corporation on the last day of said Plan Year, based on the assumption that the Performance Goals have been achieved and on Base Compensation actually earned through the date of the Change in Control. This provision of the Plan may not be amended during the Plan Year in which a Change of Control occurs. The authority to amend the definition of Change of Control provided for in said Section 14 shall be exercised, for purposes of this Plan only, by the Committee.

(c) Notwithstanding subparagraphs (a) and (b) above, if an Award Participant is a party to an individual agreement providing for severance benefits upon a Change in Control or termination of employment which include payments based on Annual Incentive Awards, the provisions of said agreement shall control.

GENERAL PROVISIONS

      20. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other

13

person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

      21. Participation by Employees and Other Providers of Services to Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of, or other provider of services to, a Designated Subsidiary, whether or not such Participant is also employed by or provides services to the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such person (when, as and if provided for under this Plan and any applicable agreement entered into with any such person pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.

      22. Foreign Employees and Providers of Services. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by or provide services to the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

      23. Election to Defer Awards. The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      24. Administration of the Plan.

(a) This Plan shall be administered by a Committee of the Board (or subcommittee thereof), consisting of not less than three Directors appointed by the Board who meet the standards for independence established for purposes of Section 162(m) of the Code and with respect to compensation committees pursuant to the then applicable rules of the Securities Exchange Commission and any stock exchange upon which the Common Shares are traded. A majority of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). Until subsequent action of the Board, the Committee shall be the Management Compensation and Benefits Committee of the Board.

14

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units, Share Equivalent Units, Other Awards or Annual Incentive Awards and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

      25. Amendments, Etc.

(a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained, and provided further that the restrictions of Sections 4(f) and (g) may not be amended without the approval of the shareholders of the Corporation. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under plans that do not require shareholder approval.

(b) The Committee may, with the concurrence of an affected Participant, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, subject to the provisions of Section 4(g) the Committee may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights or other award not been granted.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

      26. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

      In Witness Whereof, the Company has caused this Plan to be executed effective                     , 2003.

CHOICEPOINT INC.

By:

Title:

15

APPENDIX B

CHOICEPOINT INC.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS
CHARTER

      There shall be an Audit Committee of the Board of Directors (the “Committee”), which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

1. The Committee shall have at least three members and be comprised exclusively of outside Directors, each of whom shall meet the experience and independence requirements of the New York Stock Exchange and other applicable regulations and governing authorities.

2. Director’s compensation shall be the sole remuneration paid by the Company to all members of the Committee. No Committee member shall receive fees, paid directly or indirectly, for services as a consultant, or a legal of financial advisor.

3. The Committee shall review and update, if necessary, its charter on an annual basis and request approval of the charter, or any changes to the charter, by the Board of Directors.

4. The Committee shall meet a minimum of three times per year, or more frequently as circumstances require.

5. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work performed by the Company’s independent auditors, and the independent auditors shall report directly to the Committee. The Committee shall recommend to the Board of Directors for its action the appointment or discharge of the Company’s independent auditors. Pending approval by the Board of Directors, the Committee’s recommendation to appoint the Company’s independent auditors shall also be presented to the shareholders for approval at each annual meeting. If the auditors are replaced, the Committee shall recommend to the Board of Directors for its action the appointment of new auditors until the next annual meeting of shareholders.

6. All auditing and non-audit services to be performed by the independent auditors must be pre-approved by the Committee.

7. The Committee shall review and approve the scope and plan of the Company’s audit and shall annually review and discuss with the auditors the judgments about the quality of the Company’s accounting principles as applied in its financial reporting.

8. The Committee shall review with the independent auditors and the Vice President of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. The Committee shall meet with the independent auditors at appropriate times to review, among other things, the results of the audit, the Company’s financial statements and any certification, report, or opinion that the auditors propose to render in connection with such statements.

10. The Committee shall annually review and confirm the independence and objectivity of the outside auditors and receive a formal written statement from the auditor regarding its independence and objectivity.

11. Management shall review all proposed earnings releases with the Chairman, or the full Committee when either the chairman or management deems it appropriate. The Committee shall review the annual report, Form 10-K and any other SEC filings containing the Company’s annual financial statements.

12. At each regular meeting of the Committee, the Committee shall receive from Internal Audit a report of all significant deficiencies in the design or operation of internal controls which could adversely affect the reliability of the financial data reported. The Committee shall also receive from Internal Audit disclosure of any fraud involving management or other employees having a significant role in internal controls.

13. The Committee shall meet with the Company’s Vice President of Internal Audit at appropriate times to review the results of completed audits, the status of any unresolved audit recommendations, the adequacy of the Company’s system of internal controls and such other matters as the Committee may deem appropriate.

14. The Committee shall establish procedures to receive, retain, and treat complaints, including anonymous submissions by employees, regarding questionable accounting or auditing matters. The Committee shall retain the right to delegate administration of these procedures to Internal Audit or other appropriate members of Company management.

15. The Committee shall review the internal controls and procedures related to executive travel and entertainment, including the use of Company assets. The Committee shall have the power to direct the independent auditors and the internal audit staff to inquire into and report to it with respect to any of the Company’s contracts, transactions, or procedures, or the conduct of the parent company, or any division, profit center, subsidiary, or other unit, or any other matter having to do with the Company’s business and affairs. The Committee is not expected to initiate or conduct special investigations in these regards unless specifically requested to do so by the Board of Directors.

16. The Committee shall have the authority to engage independent counsel and other advisors.

17. The Committee shall meet with the Company’s General Counsel at appropriate times to review the status of material litigation and corporate compliance in general. The Committee shall annually review compliance with the Corporate Code of Conduct.

18. The Committee shall be responsible for only those specific duties outlined within this charter unless assigned other such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

      Approved and adopted this 24th day of October, 2002.

/s/ JAMES M. DENNY

Chairman, Audit Committee

PROXY

CHOICEPOINT INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE CHOICEPOINT BOARD OF DIRECTORS.

      The undersigned hereby appoints Derek V. Smith, Douglas C. Curling, and J. Michael de Janes and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on April 29, 2003 at 11:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:

(continued on other side)

FOLD AND DETACH HERE

Please mark your votes as indicated in this example.	☒

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.		FOR	AGAINST	ABSTAIN
1.	Election of Directors 01. Douglas C. Curling 02. James M. Denny 03. Kenneth G. Langone 04. Charles I. Story	☐	☐	2. Proposal to approve the ChoicePoint Inc. 2003 Omnibus Incentive Plan.

		3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for ChoicePoint for the year ending December 31, 2003.	☐ ☐	☐ ☐	☐ ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)		4. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ABOVE MATTERS.

	YES	NO
Do you plan to attend the Annual Meeting of Shareholders?	☐	☐

IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR. DETACH CARD.

Signature(s)	Date:	, 2003
IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

FOLD AND DETACH HERE

DETACH CARD

Please detach proxy at perforation before mailing.

YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the Internet, please do not mail your proxy.

Vote By Telephone Call Toll-Free using a Touch Tone telephone 1-800-542-1160	Vote By Internet Access the Web site at http://www.votefast.com	Vote By Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. local time on April 28, 2003,

to be counted in the final tabulation. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone telephone. Enter your control number and follow the simple prompts to record your vote.

Vote By Internet

Have your proxy card available when you access the Web site http://www.votefast.com. Enter your control number and follow the simple prompts to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. local time, April 28, 2003, will be the vote counted. You may also revoke your proxy by voting in person at the Annual Meeting.